AMERICAN GENERAL LIFE INSURANCE COMPANY

[OPTIONAL] MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT ENDORSEMENT

This Endorsement is a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

Capitalized terms within this Endorsement that are not defined in this Endorsement are defined or otherwise described in the Contract to which this Endorsement is attached, including any endorsements or other riders attached to such Contract.

This Endorsement replaces the “AMOUNT OF DEATH BENEFIT” and “SPOUSAL BENEFICIARY CONTINUATION” provisions under the “DEATH PROVISIONS” section in the Contract.

TABLE OF CONTENTS

Definitions	Page 1
Endorsement Data Page	Page 1
Amount of Maximum Anniversary Value Death Benefit	Page 2
Spousal Beneficiary Continuation	Page 2

DEFINITIONS

For purposes of this Endorsement, the following Definitions apply:

NET PURCHASE PAYMENT(S)

Net Purchase Payment(s) are the sum of all Purchase Payment(s), reduced for each Withdrawal in the same proportion that the Contract Value is reduced by each such Withdrawal.

ENDORSEMENT DATA PAGE

[MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT CHARGE (for Owner or Continuing Spouse, if Continuing Spouse is Age [80 or younger]on the Continuation Date):	Annual fee of [0.25%] of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which Your Contract is allocated. We deduct this charge daily. This charge is in addition to other charges, fees and expenses described in Your Contract. ]

[SPOUSAL BENEFICIARY CONTINUATION RETURN OF PURCHASE PAYMENT DEATH BENEFIT CHARGE (for Continuing Spouse if Continuing Spouse is at least Age [81 but younger than Age 86] on the Continuation Date):	Annual fee of [0.15%] of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which Your Contract is allocated. We deduct this charge daily. This charge is in addition to other charges, fees and expenses described in Your Contract. ]

EFFECTIVE DATE:	[Contract Date]

MAXIMUM ISSUE AGE:	[80]

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PURCHASE PAYMENT AGE LIMIT:	[85]

[PURCHASE PAYMENT RESTRICTION (if a guaranteed living benefit or guaranteed minimum withdrawal benefit is elected):	[Purchase Payments received on or after the [1st] Contract [Anniversary] are not accepted into the Contract.]]

[PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT

This provision applies only to the Contract to which this Endorsement is attached. If Withdrawal(s) are taken to cover payments to the [Agent] in connection with advisory or investment management services (Advisory Fee) no portion of Advisory Fee payments [up to [1.0%] of the Contract Value associated with the Contract in which this Endorsement is attached to] will reduce the Death Benefit, provided You enroll in the Systematic Withdrawal Program for Advisory Fees. ]

For Inquiries Call [1-800-445-7862]

AMOUNT OF MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

Upon Your death We will pay a Death Benefit to the Beneficiary upon Our receipt of all Required Documentation.

If You were Age [80 or younger] on the Contract Date, upon Our receipt of all Required Documentation, We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

Net Purchase Payment(s) received, up to the Purchase Payment Age Limit and Purchase Payment Restriction, if You elected a guaranteed living benefit or guaranteed minimum withdrawal benefit, shown on the Endorsement Data Page; or

3.	The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of:

a)	Your [83rd] birthday; or

b)	Your date of death;

plus Purchase Payment(s) received since that Contract Anniversary, up to the Purchase Payment Age Limit and Purchase Payment Restriction if You elected a guaranteed living benefit or guaranteed minimum withdrawal benefit, shown on the Endorsement Data Page, and this sum is further reduced by any Withdrawals in the same proportion that each such Withdrawal reduces the Contract Value since that Contract Anniversary.

Spousal Beneficiary Continuation

If eligible, the Spousal Beneficiary may elect to continue the Contract. On the Continuation Date, We will contribute to the Contract Value an amount by which the Death Benefit that would have been paid to the Spousal Beneficiary exceeds the Contract Value, if any, as of the Business Day during which We receive all Required Documentation. When applicable, this amount is not considered a Purchase Payment except in the calculation of certain death benefits upon the death of the Spousal Beneficiary. If this option is elected, no Death Benefit is paid out to the Spousal Beneficiary on the Continuation Date.

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If the Spousal Beneficiary continues the Contract on the Continuation Date and Upon Our receipt of all Required Documentation, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:

If the Spousal Beneficiary was Age [80 or younger] on the Continuation Date, [the Maximum Anniversary Value Death Benefit Charge shown on the Endorsement Data Page will continue to be deducted as of Continuation Date.] We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date, up to the Purchase Payment Age Limit and Purchase Payment Restriction, if You elected a guaranteed living benefit or guaranteed minimum withdrawal benefit, shown on the Endorsement Data Page, and this sum is further reduced by any Withdrawals in the same proportion that each such Withdrawal reduces the Contract Value after the Continuation Date; or

3.	The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:

a)	The Spousal Beneficiary’s [83rd] birthday; or

b)	The Spousal Beneficiary’s date of death;

plus Purchase Payment(s) received after the Continuation Date and since that Contract Anniversary, up to the Purchase Payment Age Limit and Purchase Payment Restriction if You elected a guaranteed living benefit or guaranteed minimum withdrawal benefit, shown on the Endorsement Data Page, and this sum is further reduced by any Withdrawals in the same proportion that each such Withdrawal reduces the Contract Value since that Contract anniversary.

If the Spousal Beneficiary was at least Age [81 but younger than Age 86] on the Continuation Date, [the Maximum Anniversary Value Death Benefit Charge shown on the Endorsement Data Page will no longer be deducted [and the Spousal Beneficiary Continuation Return of Purchase Payment Death Benefit Charge shown on the Endorsement Data Page will be deducted] as of the Continuation Date instead.] We will calculate the Death Benefit as the greater of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date, up to the Purchase Payment Age Limit and Purchase Payment Restriction, if You elected a guaranteed living benefit or guaranteed minimum withdrawal benefit, shown on the Endorsement Data Page, and this sum is further reduced by any Withdrawals in the same proportion that each such Withdrawal reduces the Contract Value after the Continuation Date.

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If the Spousal Beneficiary was Age [86 or older] on the Continuation Date, the Death Benefit will be the Contract Value on the Business Day during which We receive all Required Documentation [and the Maximum Anniversary Value Death Benefit Charge shown on the Endorsement Data Page will no longer be deducted as of the Continuation Date].

Signed for the Company to be effective on the Contract Date.

Copyright © 2017 American International Group, Inc. All rights reserved.

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